Exhibit 99.3

DELEK US HOLDINGS, INC. PROVIDES OPERATIONAL UPDATE ON TYLER REFINERY

BRENTWOOD, Tenn., November 21, 2008 — Delek US Holdings, Inc. (NYSE: DK), a diversified energy company with assets in the petroleum refining, marketing and retail industries, today provided an operational update on the Company’s 60,000-barrel-per-day Tyler, Texas refinery which experienced a halt in production on Nov. 20 following a facility fire.

A preliminary facility assessment indicates that a fire occurred in the general vicinity of the Saturates Gas Plant and the Naptha Hydrotreater. Though the extent of the damage to these units has not yet been established, early indications are that the vast majority of Tyler’s critical refining units were not impacted by the fire.

Delek US will gradually shut down parts of the Tyler refinery in stages during the next several days to begin a damage assessment and continue the incident investigatory process. The refinery will remain offline pending a detailed review of the exact cause and origin of the accident. Operations at the Tyler terminal rack remain online for the time being, as the Company seeks to dispose of existing finished product inventories.

In accordance under the Company’s existing risk management program, Delek US currently carries $1 billion in combined limits to cover property damage and business interruption. Delek has a $5 million deductible for property damage insurance. In addition, Delek’s business interruption insurance carries a 45-day waiting period.

About Delek US Holdings, Inc.

Delek US Holdings, Inc. is a diversified energy business focused on petroleum refining, marketing and supply of refined products, and retail marketing of fuel and general merchandise. The refining segment operates a high conversion, independent refinery, with a design crude distillation capacity of 60,000 barrels per day, in Tyler, Texas. The marketing and supply segment markets refined products through its terminals in Abilene, Texas and San Angelo, Texas as well as other third party terminals. The retail segment markets gasoline, diesel and other refined petroleum products and convenience merchandise through a network of company-operated retail fuel and convenience stores, operated under the MAPCO Express®, MAPCO Mart®, East Coast®, Discount Food Mart™, Fast Food and Fuel™ and Favorite Markets® brand names.

Safe Harbor Provisions Regarding Forward-Looking Statements

This press release contains forward-looking statements that are based upon current expectations and involve a number of risks and uncertainties. Statements concerning our current estimates, expectations and projections about our future results, performance, prospects and opportunities and other statements, concerns, or matters that are not historical facts are “forward-looking statements,” as that term is defined under the federal securities laws.

Investors are cautioned that the following important factors, among others, may affect these forward-looking statements. These factors include but are not limited to: an incident at the refinery could expose us to potentially significant costs and liabilities, including costs and liabilities that may not be covered at all or in limited amounts by our insurance policies; our competitive position and the effects of competition; the projected growth of the industry in which we operate; changes in the scope, costs, and/or timing of capital projects; losses from derivative instruments; management’s ability to execute its strategy of growth through acquisitions and transactional risks in acquisitions; general economic and business conditions, particularly levels of spending relating to travel and tourism or conditions affecting the southeastern United States; risks and uncertainties with the respect to the quantities and costs of crude oil, the costs to acquire feedstocks and the price of the refined petroleum products we ultimately sell; potential conflicts of interest between our majority stockholder and other stockholders; and other risks contained in our filings with the Securities and Exchange Commission.

Forward-looking statements should not be read as a guarantee of future performance or results and will not be accurate indications of the times at, or by which such performance or results will be achieved. Forward-looking information is based on information available at the time and/or management’s good faith belief with respect to future events, and is subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in the statements. Delek US undertakes no obligation to update or revise any such forward-looking statements.

Investor Relations Contact:
Noel Ryan Director of Investor Relations Delek US Holdings, Inc. 615-435-1356 (Direct)
U.S. Media Contact:	Israel Media Contact:
Susan Morgenstern Lovell Communications Inc. 615-297-7766 615-478-6215 (Cell)	Lior Chorev Arad Communications 011-972-3-644-0404